Exhibit 10.10

SIDE LETTER RE: ANNUAL COMPENSATION AND BENEFITS OF WENDY SIMPSON

THIS SIDE LETTER RE: ANNUAL COMPENSATION AND BENEFITS OF WENDY SIMPSON (“Side Letter”) is made and entered into as of February 19, 2025, by and among LTC Properties, Inc. (“Company”) and Wendy Simpson (“Executive”).

RECITALS:

WHEREAS, Company and Executive are parties to the 2014 Executive Employment Agreement dated November 12, 2014 (“Agreement”), concerning Executive’s employment with the Company.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, Executive and the Company now desire to execute the Side Letter as an adjustment to Executive’s compensation and vacation benefits, addressed in Section 4(a) through (d) of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties, intending to be legally bound, hereby agree as follows:

1.	Beginning calendar year 2025, Executive agrees to a reduction of her Base Salary from $860,000 to $500,000, subject to all applicable withholdings.
2.	Beginning on January 1, 2025, Executive agrees to substitute Section 4(d) to conform to the Company’s Paid Time Off policy as documented in the Company’s 2018 Employee Handbook.
3.	There shall be no other changes or alterations to the Agreement by way of this Side Letter.

IN WITNESS WHEREOF, the undersigned parties have executed this Side Letter to be effective as of the date first above written.

COMPANY:
LTC Properties, Inc.

By:	/s/ Timothy J. Triche
Name:	Timothy J. Triche
Title:	Compensation Committee Chairman

EXECUTIVE:
Wendy Simpson

By:	/s/ Wendy Simpson
Name:	Wendy Simpson
Title:	Executive Chairman